EXHIBIT 99.3

3D Systems Announces Exercise of Over-Allotment Option in Public Offering of Common Stock

ROCK HILL, S.C., June 18, 2012 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today that the underwriters for its recently announced public offering have exercised their over-allotment option to purchase an additional 451,000 shares of 3D Systems Corporation common stock. As a result, the company will issue a total of 4,151,000 shares in the offering and expects to receive net proceeds, after deducting the underwriting discount and estimated offering expenses payable by the company, of approximately $106.8 million. The offering is expected to close on June 19, 2012, subject to satisfaction of customary closing conditions.

Needham & Company, LLC acted as the sole book-running manager of the offering. Canaccord Genuity Inc. acted as co-lead manager, and Maxim Group LLC and Axiom Capital Management, Inc. acted as co-managers.

3D Systems intends to use the net proceeds from the offering to finance future acquisitions of other entities or their assets and for working capital and general corporate purposes. The shares described above are being offered by 3D Systems pursuant to an effective registration statement previously filed with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement and accompanying base prospectus relating to this offering, when available, may be obtained from Needham & Company, LLC, 445 Park Avenue, New York, NY 10022, (800) 903-3268.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3D content-to-print solutions including 3D printers, print materials and on-demand custom parts services for professionals and consumers alike. The company also provides creative content development, design productivity tools and curation services and downloads. Its expertly integrated solutions replace, displace and complement traditional methods and reduce the time and cost of designing new products by printing real parts directly from digital input. These solutions are used to rapidly design, communicate, prototype and produce functional parts, empowering its customers to create with confidence.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

CONTACT: Investor Contact:
         Stacey Witten
         803-326-4010
         E-mail: Stacey.Witten@3dsystems.com

         Media Contact:
         Cathy Lewis
         803-326-3950
         Email: Cathy.Lewis@3dsystems.com